State of Delaware
Secretary of State
Division of Corporations
Delivered 02:29 PM 10/02/2013
FILED 02:29 PM 10/02/2013
SRV 131155221 - 2057805 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of TGFIN HOLDINGS, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " One " so that, as amended, said Article shall be and read as follows:

The name of the corporation shall be "Redify Group, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 17th day of May, 20 13.

By: [signature]
Authorized Officer

Title: Scott Emerson Lybbert

Name: Chief Executive Officer
Print or Type

I, JEFFREY BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "REDIFY GROUP, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SECOND DAY OF OCTOBER, A.D. 2013.

2057805 8300

131155221

You may verify this certificate online
at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 0785357

DATE: 10-02-13